                    Morgan Stanley High Yield Securities Inc.
                          Item 77(O) 10F-3 Transactions
                      September 1, 2006 - February 28, 2007

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Idearc  11/01    -     $100.0 $2,850,  640,00    0.02%  0.23%   JPMorg  JPMorg
 Inc.    /06             0    000,000     0                      an,      an
                                                                Bear,   Securi
                                                                Stearn   ties
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Barcla
                                                                  ys
                                                                Capita
                                                                  l,
                                                                Citigr
                                                                 oup,
                                                                 ABN
                                                                 AMRO
                                                                Incorp
                                                                orated
                                                                  ,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Credit
                                                                Suisse
                                                                  ,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Greenw
                                                                 ich
                                                                Capita
                                                                  l
                                                                Market
                                                                  s
                                                                Inc.,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                Pierce
                                                                Fenner
                                                                  &
                                                                Smit,
                                                                Mitsub
                                                                 ishi
                                                                 UFJ
                                                                Securi
                                                                 ties
                                                                Intern
                                                                 at,
                                                                 RBC
                                                                Capita
                                                                  l
                                                                Market
                                                                s, UBS
                                                                Securi
                                                                ties,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                 ties
                                                                 Inc.

                                                                 Banc
                                                                  of
 Sally  11/10    -     $100.0 $430,00  530,00    0.12%  0.19%   Americ  Merril
Holdin   /06             0     0,000      0                       a        l
  gs                                                            Securi   Lynch
 9.25%                                                           ties
  due                                                            LLC,
11/15/                                                          JPMorg
  14                                                              an
                                                                Securi
                                                                ties,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y